UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  January 13, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

As previously reported, TRC Companies, Inc. and its subsidiaries (collectively, the “Company”) entered into a Forbearance Agreement and Global Amendment to Credit Documents, dated as of November 2, 2005 (the “Forbearance Agreement”), with Wachovia Bank, National Association (the “Agent”), and certain other lenders (together with the Agent, the “Lenders”) in connection with the Company’s Amended and Restated Revolving Credit Agreement, dated as of March 31, 2004, as amended as of March 29, 2005 (the “Credit Agreement”).  Under the terms of the Forbearance Agreement, the Lenders agreed to continue to make loans under the Credit Agreement of up to $62,000,000 and forbear in the exercise of their rights and remedies under the Credit Agreement for all periods through January 15, 2006, provided no new event of default occurred under the Credit Agreement or the Forbearance Agreement.  On January 13, 2006, the Company entered into an agreement with the Lenders to extend the Forbearance Agreement to cover all periods through January 25, 2006.  The Company is in negotiations with the Lenders to amend the Credit Agreement and provide for an additional forbearance period through July 15, 2006.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits.

99.1         News release titled “TRC Extends Forbearance Agreement”, dated January 13, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2005	TRC Companies, Inc.

By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release, dated January 13, 2005, issued by TRC Companies, Inc. announcing the extension of the Forbearance Agreement through January 25, 2006.